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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  November 15, 1998


                          INTERPORE INTERNATIONAL, INC.
-------------------------------------------------------------------------------
              Exact name of registrant as specified in its charter


         Delaware                       0-22958                  95-3043318
  -------------------------      ----------------------      ------------------
  State of incorporation or      Commission File Number       I.R.S. Employer
        organization                                         Identification No.


                 181 Technology Drive, Irvine, California 92618
                 ----------------------------------------------
                     Address of principal executive offices


                                 (949) 453-3200
               --------------------------------------------------
               Registrant's telephone number, including area code


                                       N/A
           -----------------------------------------------------------
           Former name or former address, if changed since last report



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Item 5. Other Events.

        On November 15, 1998, the Board of Directors of Interpore International, Inc. (the "Company") declared a dividend of one preferred stock purchase right (the "Rights") for each share of the Company's common stock, par value $0.01 per share (the "Common Shares"), outstanding at the close of business on November 27, 1998 (the "Record Date"). The terms and conditions of the Rights are as set forth in a Rights Agreement dated as of November 17, 1998 between the Company and U.S. Stock Transfer Corporation as the Rights Agent (the "Rights Agreement"). The following summary of the terms and conditions of the Rights is qualified in its entirety by the Rights Agreement, which is attached as an Exhibit and incorporated herein by reference.

        Each Right will entitle its holder, after the Rights become exercisable and until November 17, 2007 (the "Final Expiration Date") (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-hundredth (1/100th) of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), at a price of $30.00 per one one-hundredth (1/100th) of a Preferred Share (the "Purchase Price"). The Rights will be represented by the Common Share certificates and will not be exercisable or transferable apart from the Common Shares until the earlier to occur of: (i) the tenth day after a public announcement that a Person or group of affiliated or associated Persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares (the "Shares Acquisition Date"), or (ii) the tenth day after a Person or group commences, or announces an intention to commence, a tender or exchange offer, the consummation of which would result in the beneficial ownership by a Person or group of 15% or more of the Common Shares (the earlier of (i) and (ii) being called the "Distribution Date"). Separate certificates representing the Rights will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date. The Rights will first become exercisable on the Distribution Date, unless earlier redeemed or exchanged, and may then begin trading separately from the Common Shares.

        Each Preferred Share will be entitled to an aggregate dividend of 100 times the dividend, if any, declared per Common Share, with a minimum preferential quarterly dividend payment of $1.00 per share. In the event of liquidation, the holders of the Preferred Shares will be entitled to an aggregate payment of 100 times the payment made per Common Share, with a minimum preferential liquidation payment of $100 per share. Each Preferred Share will have 100 votes and will vote together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. Because of the nature of the Preferred Share's dividend, liquidation and voting rights, the value of one one-hundredth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

        In the event that at any time following the Distribution Date, (i) the Company is the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and its Common Shares are not changed or exchanged, or (ii) a Person becomes an Acquiring Person, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of the Right.

        In the event that, at any time following the Shares Acquisition Date,
(i) the Company is acquired in a merger or other business combination in which the Company is not the surviving





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corporation (other than a merger described in the preceding paragraph), (ii) the
Company is the surviving corporation in a merger or consolidation with another Person and all or part of the Common Shares are changed or exchanged, or (iii) 50% or more of the Company's assets or earning power is exchanged, mortgaged, sold or otherwise transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

        At any time prior to a person becoming an Acquiring Person, the Company may redeem the Rights at a price of $.01 per Right. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

        The Purchase Price payable, and the number of one one-hundredths of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to customary anti-dilution provisions.

        Until a Right is exercised, the holders of the Rights as such will not be entitled to vote, receive dividends or exercise any other stockholders' rights.

        Any of the provisions of the Rights Agreement may be amended by the Company and the Rights Agent prior to the Distribution Date. After the Distribution Date, the Company and the Rights Agent may amend or supplement the Rights Agreement without the approval of any holders of Right Certificates to make any changes or provisions in regard to matters or questions arising thereunder which the Company and the Rights Agent may deem necessary or desirable so long as the interests of the holders of Right Certificates (other than an Acquiring Person or an affiliate or associate of an Acquiring Person) are not adversely affected thereby. Prior to any Person becoming an Acquiring Person, the Company and the Rights Agent may amend the Rights Agreement to lower the ownership thresholds to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person or group of affiliated or associated Persons and (ii) 10%.

        As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share issued by the Company so that all Common Shares will have attached Rights. The Board of Directors of the Company has initially reserved 500,000 Preferred Shares for issuance upon exercise of the Rights.

        The Rights will cause substantial dilution to a person or group that acquires 15% or more of the Company's stock on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a Person or group has become an Acquiring Person.

Item 7. Exhibits.

        4. Rights Agreement, dated as of November 17, 1997, between Interpore International, Inc. and U.S. Stock Transfer Corporation, which includes the form of Certificate of Determination of the Series A Junior Participating Preferred Stock of Interpore International, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

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        20.    Form of Letter to be sent to the holders of Interpore
               International, Inc. Common Stock.

        99.    Text of Press Release, dated November 16, 1998.



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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 27, 1998

                                        INTERPORE INTERNATIONAL, INC.



                                        By: /S/ JOSEPH MUSSEY
                                            ------------------------------------
                                            Name:  Joseph Mussey
                                            Title: President



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                                  EXHIBIT INDEX


        4. Rights Agreement, dated as of November 17, 1998, between Interpore International, Inc. and U.S. Stock Transfer Corporation, which includes the form of Certificate of Determination of the Series A Junior Participating Preferred Stock of Interpore International, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

        20. Form of Letter to be sent to the holders of Interpore International, Inc. Common Stock.

        99.    Text of Press Release, dated November 16, 1998.